EXHIBIT 10(d)35
                         SUPPLEMENTAL PENSION AGREEMENT

         THIS AGREEMENT made and entered into this _____ day of ______________, 1997, by and between G. Edison Holland, Jr. (hereinafter referred to as the "Employee"), Savannah Electric and Power Company ("Savannah") and Gulf Power Company ("Gulf"), to be effective __________________, 1997.

         WHEREAS, the Employee is currently employed by Savannah as its President;

         WHEREAS, Employee was previously employed by Gulf as its Vice President and General Counsel;

         WHEREAS, pursuant to such employment, Gulf and Employee entered into an agreement dated September 1, 1992 for the provision of certain supplemental retirement benefits and for other retirement benefits (the "Gulf Agreement");

         WHEREAS, the parties wish to amend and restate the Gulf Agreement and to provide benefits which are not available under the qualified and non-qualified retirement plans of Savannah; and

         WHEREAS, Employee and Savannah acknowledge and agree that Employee is a member of the management of Savannah and is a highly compensated employee;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Employee, Savannah and Gulf hereby agree as follows:

         1. Upon Employee's retirement from Savannah, Savannah agrees to pay to Employee an amount equal to the difference between his retirement Allowance payable in accordance with the terms and provisions of the Employees' Retirement Plan of Savannah Electric and Power Company as applicable to Employee on his date of hire and as may be amended from time to time (hereinafter referred to as the "Pension Plan"), and the amount of retirement Allowance Employee would have been entitled to receive under the Pension Plan as applicable to him on his date of hire if he had first been employed by Savannah on January 1, 1980. Said amount shall be recalculated from time to time to reflect future increases, if any, in the retirement Allowance of retirees following Employee's retirement. In no event shall the amount provided in the preceding two sentences be less than the amount Employee would have received if he had continued to participate in The Southern Company Pension Plan until retirement.

         2. Upon Employee's retirement from Savannah, Savannah agrees to pay Employee an amount equal to the difference between the retirement benefits Employee would have been entitled to receive in accordance with the terms and provisions of the supplemental pension plan of any of Savannah's affiliates (hereinafter referred to as the "Supplemental Pension Plan") and The Southern Company Supplemental Executive Retirement Plan (hereinafter referred to as the "SERP") as determined based on the Pension Plan as applicable to the Employee on his date of hire, and the amount of retirement benefits the Employee would have been entitled to receive under the Supplemental Pension Plan and SERP if he had first been employed by Savannah on January 1, 1980. Said amount shall be recalculated from time to time to reflect future increases, if any, in the retirement benefits of retirees following the Employee's retirement. In no event shall the amount provided in the preceding two sentences be less than the amount Employee would have received if he had continued to participate in the Supplemental Pension Plan and SERP until retirement.

         3. The benefits provided in accordance with Paragraphs 1 and 2 shall be paid in monthly installments on the first day of each month in the same manner as the Employee's election to receive his retirement Allowance under the Pension Plan in effect on his commencement of benefits under this Agreement. In the event the Employee is married, predeceases his spouse, and his spouse is living on the date payments would commence under this Paragraph 3, the monthly payments shall be paid in the same manner as provided by the Provisional Payee option available to Employee under the Pension Plan. In the event Employee is not married or is not survived by his spouse on the date payments commence under this Paragraph 3, the above benefit shall be paid only to Employee. Employee or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

         4. Upon Employee's retirement from Savannah under the terms of the Pension Plan, Gulf agrees to pay the Employee a lump sum amount equal to the value of the number of shares of Common Stock in The Southern Company to which Employee's account would have been allocated under The Southern Company Employee Stock Ownership Plan had Employee been a participant in the Southern Company Employee Stock Ownership Plan during the 1992 plan year.

         5. Upon Employee's retirement from Savannah under the terms of the Pension Plan, Gulf agrees to pay Employee a lump sum amount equal to six percent (6%) of Employee's annual compensation multiplied by the annual percentage of Gulf's Matching contribution allocated to employees' accounts under The Southern Company Employee Savings Plan ("Savings Plan") that would have been allocated to Employee's account under the Savings Plan if Employee had participated in the Savings Plan from the period beginning April 2, 1992 and ending on April 30, 1993. For purposes of this Section 5, Employee shall be deemed to have invested the aforesaid funds in Gulf's Stock Fund under the Savings Plan since April 25, 1992; provided however, that any payments made to Employee pursuant to this
Section 5 shall be made in cash.

         6. Employee shall be entitled to that amount of vacation time, in addition to regular holidays, to which he would be entitled if he had first been employed by Savannah on January 1, 1980.

         7. Employee shall be entitled to any service awards available to career Employees of Savannah recognizing their long term service as if Employee had first been employed by Savannah on January 1, 1980.

         8. Neither the entering into or termination of this Agreement for any reason shall affect Employee's right to such salary, fees or other compensation for services as an employee, officer or director of Savannah, as may be agreed upon from time to time, nor his right to participate in all of the employee benefit plans maintained by Savannah on the same basis as any other regular full-time employee of Savannah.

         9. Savannah and Gulf agreed to share the cost of any payments to Employee under Paragraphs 1, 2 and 3 of this Agreement in accordance with the ratio which the number of years of Employee's employment at each company bears to the total years of Employee's employment at both companies as of the date of Employee's retirement from Savannah. For purposes of this Paragraph, the term "years of employment" shall include partial years rounded up or down to the nearest whole year. Gulf agrees to bear the cost of all payments to Employee under Paragraphs 4 and 5 of this Agreement.

         10. Nothing contained in this Agreement shall be construed to affect in any manner the existing rights of Savannah to suspend, terminate, alter or modify, whether or not for cause, Employee's employment relationship.

         11. Neither Employee nor the Provisional Payee or other beneficiary under this Agreement shall have any right to sell, assign, transfer, encumber or otherwise convey the right to receive payment of any amounts payable hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

         12. Neither Savannah nor Gulf shall reserve nor otherwise set aside funds for the payment of their obligations hereunder, which obligations shall be paid from their respective general assets. Notwithstanding that Employee shall be entitled to receive the entire amounts stated herein, the assets from which such amounts shall be paid shall at all times be subject to the claims of the respective companies' creditors.

         13. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia to the extent not preempted by ERISA.

         14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of Savannah or Gulf, and in any event, the Agreement shall, if not sooner terminated, terminate for all purposes upon the death of the Employee or, if his spouse shall survive the Employee and shall be entitled to receive any payments hereunder, upon the death of the Employee's surviving spouse, and the satisfaction by Savannah or Gulf of their obligations hereunder.

         IN WITNESS WHEREOF, this Agreement has been executed by the Employee, Savannah and Gulf, through their duly authorized officers, as of the day and year first written above, to be effective _____________________, 1997.

                                                      EMPLOYEE:

                                                     -------------------------
                                                      G. Edison Holland

Sworn to and subscribed before
me this ____ day of __________,

1997.

------------------------------------
Notary Public, State of Georgia

My Commission Expires:

------------------------------------

(NOTARIAL SEAL)

         _________                                   SAVANNAH ELECTRIC AND
                                                     POWER COMPANY

                                                      By:_____________________

                                                      Its:____________________

                                                     ATTEST:__________________

                                                     Its:_____________________

Sworn to and subscribed before
me this ____ day of __________,

1997.

------------------------------------
Notary Public, State of Georgia

My Commission Expires:

------------------------------------

(NOTARIAL SEAL)

         _________                                   GULF POWER COMPANY

                                                      By:_____________________

                                                      Its:____________________

                                                     ATTEST:__________________

                                                     Its:_____________________

Sworn to and subscribed before
me this ____ day of __________,

1997.

------------------------------------
Notary Public, State of Georgia

My Commission Expires:

------------------------------------

(NOTARIAL SEAL)